UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2013

ClearOne, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)

ClearOne, Inc. (the “Company”) previously reported in its periodic filings (by Form 8-K, dated November 19, 2012) that it expected resolution by the end of 2012 of two pending arbitration matters concerning auction rate securities sold to the Company by Morgan Stanley & Co., Inc. (“Morgan Stanley”) and UBS Financial Services, Inc. (“UBS”).  The Company has determined the outcome of both matters, involving substantially identical claims against two different parties, effective January 14, 2013.

(b)

With respect to the Morgan Stanley arbitration, the arbitration panel denied the Company's claims in their entirety;

(c)

With respect to the UBS arbitration, the company has settled its dispute for a total amount of Forty-Five Million Dollars ($45,000,000), effective December 10, 2012.  The settlement agreement was subject to a confidentiality provision pending resolution of the Morgan Stanley arbitration matter described immediately above.  The settlement award is subject to a 15% contingency legal fee payable to the

Company’s litigation counsel. The UBS settlement proceeds have been held in trust pending resolution of the Morgan Stanley matter and will be disbursed to the company shortly, with interest, less the contingency fee paid to the Company’s legal counsel.

Item 8.01	Other Events.

The information contained in Item 1.01 relating to arbitration matters concerning auction rate securities (“ARS”) is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: January 15, 2013	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer